EXHIBIT 3i.1

DEAN HELLER                                                      Document Number
Secretary of State                                                20070657337-30
206 North Carson Street                                     Filing Date and Time
Carson City, Nevada 89701-4299                                09/26/2007 1:23 PM
(775) 684 5708                                                     Entity Number
Website: secretaryofstate.biz                                      E0674982007-1

                                                         Filed in the office of

                                                             /s/ Ross Miller
                                                             ROSS MILLER
                                                             Secretary of State
                                                             State of Nevada

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)


                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Eight Dragons Co.

2. Resident Agent             United Corporate Services, Inc.
   Name and Street            Name
   Address:
  (must Street be a           202 South Minnesota Street    Carson City    Nevada      89703
   Nevada address where          Address                     City                    Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                    Number of shares
   corporation                with par value: 150,000,000    Par value: .001      without par value: SEE ATTACHED RIDER
   authorized
   to issue)

                              1. Glenn A. Little
4. Names & Addresses,            Name
   of Board of                   211 Wall Street           Midland     TX          79701
   Directors/Trustees:           Street Address             City      State      Zip Code
   (attach additional page
   if there is more than 3    2.
   directors/trustees            Name

                                 Street Address             City      State      Zip Code

                              3.
                                 Name

                                 Street Address             City      State      Zip Code

5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:

6. Names, Address             Maris Kruze                              /s/ Maris Kruze
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    10 Bank Street Suite 560   White Palms   NY         10606
   if there is more than 1    Address                       City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Maris Kruze                                              September 26, 2007
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

This form must be accompanied by appropriate fees.

Rider to Articles of incorporation of: EIGHT DRAGONS CO

3: The Corporation shall be authorized to issue the following shares:

       Class               Number of Shares               Par Value
       -----               ----------------               ---------
     Common                  100,000,000                    $.0001

     Preferred                50,000,000                    $.0001

     The designations and the powers, preferences and tights, and the qualifications or restrictions thereof areas follows:

     The Preferred shares Shall be issued front time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as adopted by the Board of Directors; the Board of Directors is expressly authorized to fix the number of shares of each series, the annual rate or rates of dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the voting powers for the particular series, the rights, if any, of holders oft he shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights, the rights, if any, of the particular series to participate in distributions or payments upon liquidation, dissolution or winding up of the corporation, and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

     All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

ROSS MILLER
Secretary of State
206 North Carson Street, sTE 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz


CERTIFICATE OF CORRECTION
PURSUANT TO NRS CHAPTERS 78,
78A, 80, 81, 82, 84, 86, 87, 87A, 88,
88A, 89 AND 92A
                                              ABOVE SPACE IS FOR OFFICE USE ONLY


                           Certificate of Correction
    (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A,
                                  89 AND 92A)

1. The name of the entity for which correction is being made:

   Eight Dragons Co.

2. Description of the original document for which correction is being made:

   Articles of Incorporation

3. Filing date of the original document for which correction is being made:

   September 26, 2007

4. Description of the inaccuracy or defect:

   Article 3 incorrectly specified the par value of the authorized shares to be $.001. It should have been $.0001. The rider to the Articles, describing the classes of stock, did show the correct par value.

5. Correction of the inaccuracy or defect:

   "3. The number of shares that the corporation is authorized to issue is 150,000,000 with a par value of $.0001 each (See attached rider)."


6. Signature:

/s/ Glenn A. Little                President           11/30/2007
------------------------           ---------           ----------
Authorized Signature               Title               Date